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Exhibit 10.34

GUARANTY
(Vista Woods Health Associates LLC, City Heights Health Associates LLC, and Claremont Foothills Health Associates LLC)

        This GUARANTY (this "Guaranty") is given as of September    , 2003 ("Effective Date"), by VISTA WOODS HEALTH ASSOCIATES LLC, a Nevada limited liability company, CITY HEIGHTS HEALTH ASSOCIATES LLC, a Nevada limited liability company, CLAREMONT FOOTHILLS HEALTH ASSOCIATES LLC, a Nevada limited liability company (each a "Guarantor", and collectively, the "Guarantors"), whose address is 32232 Paseo Adelanto, Suite 100, San Juan Capistrano, CA 92675, in favor of OHI ASSET (CA), LLC, a Delaware limited liability company ("Lessor") whose address is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, with reference to the following facts:

RECITALS

        A.    PERMUNITUM LLC, a Nevada limited liability. company ("Lessee"), has executed and delivered to Lessor a Master Lease dated the same date as this Guaranty (the "Master Lease") pursuant to which Lessee is leasing from Lessor three (3) skilled nursing facilities located in California (the "Facilities").

        B.    Each Guarantor is the sublessee of one the Facilities under a sublease agreement (the "Sublease") between Guarantor and Lessee dated the same date as this Guaranty. It is to the advantage of each Guarantor that Lessor enter into the Master Lease and consent to the entry by Lessee into the Sublease.

        C.    As a material inducement to Lessor to lease the Facilities pursuant to the Master Lease and to consent to the Sublease, the Guarantors have agreed to guarantee the payment of all amounts due from, and the performance of all obligations undertaken by the Lessee and its Affiliates under the Master Lease and the other Transaction Documents (as defined in the Master Lease), all as hereinafter set forth.

        WHEREFORE, the parties hereby agree as follows:

        1.     Defined Terms. All capitalized terms used herein and not defined herein shall have the meaning for such terms set forth in the Master Lease.

        2.     Guaranty. Each Guarantor hereby unconditionally and irrevocably guaranties to Lessor (i) the payment when due of all Rent and all other sums payable by the Lessee and its Affiliates under the Master Lease and all the other Transaction Documents; and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Lessee and its Affiliates under the Transaction Documents, any and all amendments, modifications, extensions and renewals of the Transaction Documents, including without limitation all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the real estate covered by the Master Lease. In the event of the failure of Lessee or its Affiliates to pay any such amounts owed, or to render any other performance required of Lessee or its Affiliates under the Transaction Documents, when due, Guarantors shall forthwith perform or cause to be performed all provisions of the Transaction Documents to be performed by Lessee or its Affiliates thereunder, and pay all damages that may result from the non-performance thereof to the full extent provided under the Transaction Documents (collectively, the "Obligations"). As to the Obligations, each Guarantor's liability under this Guaranty is without limit.

        3.     Survival of Obligations. The obligations of each Guarantor under this Guaranty with respect to the Transaction Documents shall survive and continue in full force and effect notwithstanding:

        (a)   any amendment, modification, or extension of any Transaction Document;

        (b)   any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of any Transaction Document or any other guarantor (including any other Guarantor);

        (c)   any substitution or release, in whole or in part, of any security for this Guaranty which Lessor may hold at any time;

        (d)   any exercise or nonexercise by Lessor of any right, power or remedy under or in respect of any Transaction Document or any security held by Lessor with respect thereto, or any waiver of any such right, power or remedy;

        (e)   any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Lessee or any other guarantor (including any other Guarantor);

        (f)    any limitation of Lessee's liability under any Transaction Document or any limitation of Lessee's liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of any Transaction Document or any term thereof;

        (g)   any sale, lease, or transfer of all or any part of any interest in any Facilities (other than the assignment of the Master Lease to Lessee) to any other person, firm or entity other than to Lessor;

        (h)   any act or omission by Lessor with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

        (i)    any extensions of time for performance under the Transaction Documents, whether prior to or after maturity;

        (j)    the release of any collateral from any lien in favor of Lessor, or the release of Lessee from performance or observation of any of the agreements, covenants, terms or conditions contained in any Transaction Document by operation of law or otherwise, provided that Guarantors will not be liable for future payments of Base Rent under the Master Lease and the Sublease to the extent Lessor receives Net Reletting Proceeds;

        (k)   the fact that Lessee may or may not be personally liable, in whole or in part, under the terms of any Transaction Document to pay any money judgment;

        (1)   the failure to give a Guarantor any notice of acceptance, default or otherwise;

        (m)  any other guaranty now or hereafter executed by Guarantor or anyone else in connection with any Transaction Document;

        (n)   any rights, powers or privileges Lessor may now or hereafter have against any other person, entity or collateral; or

        (o)   any other circumstances, whether or not Guarantor have notice or knowledge thereof, other than the payment or performance of all of the Obligations.

        4.     Primary Liability. The liability of each Guarantor with respect to the Transaction Documents shall be primary, direct and immediate, and Lessor may proceed against a Guarantor: (i) prior to or in lieu of proceeding against Lessee, its assets, any security deposit, or any other guarantor; and (ii) prior to or in lieu of pursuing any other rights or remedies available to Lessor. All rights and remedies afforded to Lessor by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

        In the event of any default under any Transaction Document, a separate action or actions may be brought and prosecuted against a Guarantor whether or not Lessee is joined therein or a separate action or actions are brought against Lessee or any other Guarantor. Lessor may maintain successive actions for other defaults. Lessor's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

        5.     Waiver. With respect to the Transaction Documents, each Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

        (a)   any right to require Lessor to proceed against the Lessee or any other person or to proceed against or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor's power before proceeding against a Guarantor or to require that Lessor cause a marshaling of Lessee's assets or the assets, if any, given as collateral for this Guaranty or to proceed against Lessee and/or any collateral, including collateral, if any, given to secure a Guarantor's obligation under this Guaranty, held by Lessor at any time or in any particular order;

        (b)   any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;

        (c)   notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lessee, Lessor, any creditor of Lessee or a Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lessor or in connection with any obligation hereby guaranteed;

        (d)   any defense based upon an election of remedies by Lessor which destroys or otherwise impairs the subrogation rights of a Guarantor or the right of a Guarantor to proceed against Lessee for reimbursement, or both;

        (e)   any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

        (f)    any duty on the part of Lessor to disclose to a Guarantor any facts Lessor may now or hereafter know about Lessee, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantors intend to assume or has reason to believe that such facts are unknown to Guarantors or has a reasonable opportunity to communicate such facts to Guarantors, it being understood and agreed that Guarantors are fully responsible for being and keeping informed of the financial condition of Lessee and of all circumstances bearing on the risk of non-payment or non-performance of any obligations or indebtedness hereby guaranteed;

        (g)   any defense arising because of Lessor's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111 (b)(2) of the federal Bankruptcy Code; and

        (h)   any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code.

        (i)    all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

        6.     Warranties. With respect to the Transaction Documents, each Guarantor warrants that: (a) this Guaranty is executed at Lessee's request; and (b) such Guarantor has established adequate means of obtaining from Lessee on a continuing basis financial and other information pertaining to Lessee's financial condition. Each Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect a Guarantor's risks hereunder, and each Guarantor further agrees that Lessor shall have no obligation to disclose to a Guarantor information or material acquired in the course of Lessor's relationship with Lessee.

        7.     No-Subrogation. Until all obligations of Lessee under the Transaction Documents have been satisfied and discharged in full for one (1) year, no Guarantor shall have any right of subrogation and waives any right to enforce any remedy which Lessor now has or may hereafter have against Lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor with respect to the Master Lease.

        8.     Subordination. Upon the occurrence of an Event of Default under any Transaction Document, which is not cured by a Guarantor, the indebtedness or obligations of Lessee to Guarantors shall not be paid in whole or in part nor will any Guarantor accept any payment of or on account of any amounts owing, without the prior written consent of Lessor and at Lessor's request, each Guarantor shall cause Lessee to pay to Lessor all or any part of the subordinated indebtedness until the obligations under the Transaction Documents have been paid in full. Any payment by Lessee in violation of this Guaranty shall be received by Guarantor in trust for Lessor, and each Guarantor shall cause the same to be paid to Lessor immediately on account of the amounts owing from Lessee to Lessor. No such payment will reduce or affect in any manner the liability of a Guarantor under this Guaranty.

        9.     No Delay. Any payments required to be made by a Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of an Event of Default under any Transaction Document.

        10.   Application of Payments. With respect to the Transaction Documents, and with or without notice to Guarantors, Lessor, in Lessor's sole discretion and at any time and from time to time and in such manner and upon such terms as Lessor deems appropriate, may (a) apply any or all payments or recoveries from Lessee or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Lessor may determine, to any indebtedness or other obligation of the Lessee with respect to the Transaction Documents and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to Lessee any payment received by Lessor under the Transaction Documents.

        11.   Guaranty Default.

        (a)   As used herein, the term Guaranty Default shall mean one or more of the following events (subject to applicable cure periods):

        (i)    an event of default under the Master Lease or the other Transaction Documents.

        (ii)   the failure of Guarantors to pay the amounts required to be paid hereunder at the times specified herein;

        (iii)  the failure of Guarantors to observe and perform any covenants, conditions or agreement on their part to be observed or performed, other than as referred to in Subsection (i) above, for a period of thirty (30) days after written notice of such failure has been given to Guarantors by Lessor, unless Lessor agrees in writing to an extension of such time prior to its expiration;

        (iv)  the occurrence of a default under any other guaranty between Lessor and a Guarantor.

        (b)   Upon the occurrence of a Guaranty Default, Lessor shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its attorneys' fees in any proceeding, including any appeal therefrom and any post-judgement proceedings.

        12.   Covenants: At all times while any Obligations guaranteed by Guarantors remain outstanding (the "Term of this Guaranty"), each Guarantor shall comply with any and all covenants of the Master Lease applicable to a Guarantor, as the same may be amended, modified or restated from time to time during the Term of this Guaranty.

        13.   Notices. All notices, demands or requests required or permitted to be given to either party hereto shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, with acknowledgment of receipt requested, or mailed by registered, overnight or certified mail, with full postage paid thereon, return receipt requested (such notice to be effective on the date such receipt is acknowledged), as follows:

Guarantors:	Vista Woods Health Associates LLC City Heights Health Associates LLC Claremont Foothills Health Associates LLC Before 1/01/04:
Attn: General Counsel 32232 Paseo Adelanto, Suite 100 San Juan Capistrano, CA 92675 Telephone No.: (949) 487-9500 Facsimile No.: (949) 487-9300
After 1/01/04:
Attn: General Counsel 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Telephone No.: (949) 487-9500 Facsimile No.. (949) 487-9300
Lessor:	OHI Asset (CA), LLC c\o Omega Healthcare Investors, Inc. 9690 Deereco Road, Suite 100 Timonium, MD 21093 Attn: Daniel J. Booth Telephone No.: (410) 427-1700 Facsimile No.: (410) 427-8800
With copy to:	Myers Nelson Dillon & Shierk, PLLC 125 Ottawa Ave., N.W., Suite 270 Grand Rapids, Michigan 49503 Attn: Mark E. Derwent Telephone No.: (616) 233-9640 Facsimile No.: (616) 233-9642

or to such place and with such other copies as a Guarantor or Lessor may designate for itself by written notice to the other.

        14.   Miscellaneous.

        (a)   No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Lessor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

        (b)   If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

        (c)   THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND. EACH GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF CALIFORNIA AND MARYLAND AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CALIFORNIA OR MARYLAND. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF CALIFORNIA OR MARYLAND AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OF CALIFORNIA OR MARYLAND.

        (d)   EACH GUARANTOR AND LESSOR HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING 1N ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

        (e)   In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party's actual costs and expenses reasonably incurred in connection therewith, including, but not limited to, attorneys' fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such-judgment or award such party's costs and expenses as provided in this paragraph.

        (f)    Each Guarantor (i) represents that they have been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Transaction Documents; and (iii) further represents that such Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Lessor, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

        (g)   Except as provided in any other written agreement now or at any time hereafter in force between Lessor and a Guarantor, this Guaranty shall constitute the entire agreement of Guarantors with Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Lessor or Guarantors unless expressed herein.

        (h)   All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon each Guarantor and its respective successors and assigns and shall inure to the benefit of Lessor and to the benefit of Lessor's successors and assigns.

        (i)    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.

        (j)    The obligations of Guarantors under this Guaranty are joint and several.

Signatures and acknowledgment follows.

IN WITNESS WHEREOF, the undersigned has executed this Lease Guaranty as of the date first written above.

GUARANTOR: Vista Woods Health Associates LLC City Heights Health Associates LLC Claremont Foothills Health Associates LLC
			By:	The Ensign Group, Inc., a Delaware corporation, their sole member
			By:	/s/ CHRISTOPHER R. CHRISTENSEN
Name: Christopher R. Christensen Title: President
STATE OF COUNTY OF	California Orange	) )SS )

This instrument was acknowledged before me on the 30 day of September, 2003, by Christopher R. Christensen, the President of The Ensign Group, Inc., a Delaware corporation, the sole member of each of Vista Woods Health Associates LLC, a Nevada limited liability company, City Heights Health Associates LLC, a Nevada limited liability company, Claremont Foothills Health Associates LLC, a Nevada limited liability company, on behalf of said limited liability companies.

/s/ MARCUS PAXMAN Notary Public, CA County Orange My Commission Expires: 7/23/04

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GUARANTY (Vista Woods Health Associates LLC, City Heights Health Associates LLC, and Claremont Foothills Health Associates LLC)
RECITALS